ENERGY TRANSFER EQUITY
REPORTS FIRST QUARTER RESULTS

Dallas - May 4, 2016 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the quarter ended March 31, 2016.
Distributable Cash Flow, as adjusted, for the three months ended March 31, 2016 was $349 million compared to $321 million for the three months ended March 31, 2015, an increase of $28 million. Distributable Cash Flow, as adjusted, per unit was $0.33 for the three months ended March 31, 2016, an increase of 10% compared to the three months ended March 31, 2015. ETE’s net income attributable to partners was $312 million for the three months ended March 31, 2016 compared to $284 million for the three months ended March 31, 2015, an increase of $28 million.
The Partnership’s recent key accomplishments and other developments include the following:

•
In March 2016, the Partnership completed a private offering of 329.3 million Series A Convertible Preferred Units representing limited partner interests in the Partnership to certain common unitholders (“Electing Unitholders”) who elected to participate in a plan to forgo a portion of their future potential cash distributions on common units participating in the plan for a period of up to nine fiscal quarters, commencing with distributions for the fiscal quarter ending March 31, 2016, and reinvest those distributions in Series A Convertible Preferred Units. At the end of the plan period, which is expected to be May 18, 2018, the Series A Convertible Preferred Units are expected to automatically convert into 79 million ETE common units.

•	In April 2016, ETE announced a $0.285 distribution per ETE common unit for the quarter ended March 31, 2016, or $1.14 per unit on an annualized basis.

•	As of March 31, 2016, ETE’s $1.5 billion revolving credit facility had $965 million of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 2.87x.
The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, May 5, 2016 to discuss its first quarter 2016 results. The conference call will be broadcast live via an internet webcast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP, including 100% of ETP’s incentive distribution rights, ETP Common Units, SUN Common Units, ETP Class I Units, and, through ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P (“Sunoco Logistics”), distributions related to its investments in the general partner interests in Sunoco Logistics, limited and general partner interest in Sunoco LP, as well as the Partnership’s ownership of Lake Charles LNG. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN). ETE also owns approximately 2.6 million ETP common units and approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. website at  www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates approximately 62,500 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and 67.1 million common units of Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of complementary crude oil, refined products, and natural gas liquids pipeline, terminalling acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, natural gas liquids, and refined products. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL) is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil, refined products, and natural gas liquids pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, natural gas liquids, and refined products. Sunoco Logistics’ general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners L.P. website at www.sunocologistics.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that operates approximately 1,340 convenience stores and retail fuel sites and distributes motor fuel to convenience stores, independent dealers, commercial customers and distributors located in 30 states at approximately 6,800 sites. Sunoco LP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Sunoco LP website at www.sunocolp.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our web site at www.energytransfer.com.

Contacts
Investor Relations:		Media Relations:
Energy Transfer	Energy Transfer	Vicki Granado
Brent Ratliff	Lyndsay Hannah	Granado Communications Group
214-981-0700 (office)	214-840-5477 (office)	214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2016	December 31, 2015
ASSETS

Current assets	$5,584	$5,410

Property, plant and equipment, net	50,125	48,683

Advances to and investments in unconsolidated affiliates	3,442	3,462
Non-current derivative assets	16	—
Other non-current assets, net	7,471	730
Intangible assets, net	5,396	5,431
Goodwill	731	7,473
Total assets	$72,765	$71,189

LIABILITIES AND EQUITY

Current liabilities	$5,691	$4,910

Long-term debt, less current maturities	37,401	36,837
Non-current derivative liabilities	213	137
Deferred income taxes	5,256	4,590
Other non-current liabilities	1,117	1,069

Commitments and contingencies

Preferred units of subsidiary	33	33
Redeemable noncontrolling interests	15	15

Equity:
Total partners’ capital	(1,686)	(932)
Noncontrolling interest	24,725	24,530
Total equity	23,039	23,598
Total liabilities and equity	$72,765	$71,189

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
REVENUES	$7,977	$10,380
COSTS AND EXPENSES:
Cost of products sold	5,917	8,487
Operating expenses	641	628
Depreciation, depletion and amortization	562	493
Selling, general and administrative	156	155
Total costs and expenses	7,276	9,763
OPERATING INCOME	701	617
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(427)	(371)
Equity in earnings of unconsolidated affiliates	61	57
Losses on interest rate derivatives	(70)	(77)
Other, net	16	7
INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	281	233
Income tax expense (benefit)	(55)	12
NET INCOME	336	221
Less: Net income (loss) attributable to noncontrolling interest	24	(63)
NET INCOME ATTRIBUTABLE TO PARTNERS	312	284
General Partner’s interest in net income	1	1
Class D Unitholder’s interest in net income	—	1
Limited Partners’ interest in net income	$311	$282
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.30	$0.26
Diluted	$0.30	$0.26
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	1,044.8	1,077.6
Diluted	1,044.8	1,079.0

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW (1)
(Dollars and units in millions, except per unit amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash distributions from ETP associated with:
Limited partner interest	$3	$24
Class H Units	83	56
General partner interest	8	8
Incentive distribution rights	331	300
IDR relinquishments, net of distributions on Class I Units (2)	(34)	(27)
Total cash distributions from ETP	391	361
Cash distributions from Sunoco LP (3)	21	—
Total cash distributions from investments in subsidiaries	412	361

Distributable cash flow attributable to Lake Charles LNG:
Revenues	49	54
Operating expenses	(4)	(4)
Selling, general and administrative expenses	(1)	(1)
Distributable cash flow attributable to Lake Charles LNG	44	49

Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	(31)	(2)
Management fee to ETP (on a cash basis) (4)	(24)	(24)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	(78)	(58)
Distributable Cash Flow	323	326
Transaction-related expenses	26	1
Bakken Pipeline Transaction — pro forma interest expense (5)	—	(6)
Distributable Cash Flow, as adjusted	$349	$321

Distributable Cash Flow, as adjusted, per Unit	$0.33	$0.30

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners (6)	$240	$264
Distributions to be paid to general partner	1	1
Distributions to be paid to Class D unitholder	—	1
Total cash distributions to be paid to the partners of ETE	$241	$266

Common units outstanding — end of period	1,044.8	1,078.6

Distribution coverage ratio (7)	1.45x	1.21x
_________________

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow, Distributable Cash Flow, as adjusted, and Distributable Cash Flow, as adjusted, per Unit. See supplemental information below for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

(2)	The Class I Units provide distributions to ETE for the purpose of offsetting a portion of the IDR subsidies previously provided to ETP.

(3)	Effective July 1, 2015, ETE acquired 100% of the membership interests of Sunoco GP LLC, the general partner of Sunoco LP, and all of the IDRs of Sunoco LP from ETP.

(4)
In exchange for management services, ETE has agreed to pay to ETP fees totaling $95 million per year. For GAAP purposes, ETE has capitalized fees totaling $3 million for the three months ended March 31, 2016 and 2015.

(5)	Pro forma interest expense adjustment for $879 million cash payment to ETP related to the Bakken Pipeline Transaction to adjust for the effective date of the transaction of January 1, 2015.

(6)
Includes distributions of $0.11 per common unit to unitholders who elected to participate in a plan to forgo a portion of their future potential cash distributions on common units for a period of up to nine fiscal quarters, commencing with the with distributions for the quarter ending March 31, 2016, and reinvest those distributions in the Convertible Units representing limited partner interest in the Partnership.

(7)
Distribution coverage ratio for a period is calculated as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(In millions, except per unit amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Net income attributable to partners	$312	$284
Equity in earnings related to investments in ETP and Sunoco LP	(398)	(328)
Total cash distributions from investments in subsidiaries	412	361
Amortization included in interest expense (excluding ETP and Sunoco LP)	3	2
Other non-cash (excluding ETP and Sunoco LP)	(6)	7
Distributable Cash Flow	323	326
Transaction-related expenses	26	1
Bakken Pipeline Transaction — pro forma interest expense	—	(6)
Distributable Cash Flow, as adjusted	$349	$321

Weighted average units outstanding (common, Class D and General Partner)	1,048.4	1,083.4

Distributable Cash Flow, as adjusted, per Unit	$0.33	$0.30

Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received in respect of such period in connection with the Partnership’s investments in limited and general partner interests, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow, and Distributable Cash Flow, as adjusted, is net income for ETE on a stand-alone basis (the “Parent Company”).
Distributable Cash Flow, as adjusted, per Unit. The Partnership defines Distributable Cash Flow, as adjusted, per Unit for a period as the quotient of Distributable Cash Flow, as adjusted, divided by the weighted average number of units outstanding. For purposes of this calculation, the number of units outstanding represents the Partnership’s basic average common units outstanding plus Class D units outstanding and the general partner common unit equivalent.
Similar to Distributable Cash Flow, as adjusted, as described above, Distributable Cash Flow, as adjusted, per Unit is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay to its unitholders.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY

Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets	$46	$35
Property, plant and equipment, net	27	20
Advances to and investments in unconsolidated affiliates	5,106	5,764
Intangible assets, net	5	6
Goodwill	9	9
Other non-current assets, net	10	10
Total assets	$5,203	$5,844
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$135	$178
Long-term debt, less current maturities	6,439	6,332
Note payable to affiliate	315	265
Other non-current liabilities	—	1
Commitments and contingencies
Partners’ capital:
General Partner	(2)	(2)
Limited Partners:
Common Unitholders	(1,684)	(952)
Class D Units	—	22
Total partners’ capital	(1,686)	(932)
Total liabilities and partners’ capital	$5,203	$5,844

STATEMENTS OF OPERATIONS
(In millions)
(unaudited)

	Three Months Ended March 31,
	2016	2015
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(37)	$(28)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(81)	(61)
Equity in earnings of unconsolidated affiliates	430	373
Other, net	—	1
INCOME BEFORE INCOME TAXES	312	285
Income tax benefit	—	1
NET INCOME	312	284
General Partner’s interest in net income	1	1
Class D Unitholder’s interest in net income	—	1
Limited Partners’ interest in net income	$311	$282